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Exhibit 10.7

AMENDED AND RESTATED TAX SHARING AGREEMENT
(AS OF DECEMBER 19, 2006)

        This Amended and Restated Tax Sharing Agreement (the "Agreement") is made as of this 19th day of December 2006 by and among Zenith National Insurance Corp.("Zenith National") and its subsidiaries, Zenith Insurance Company, ZNAT Insurance Company, Zenith Development Corp., Zenith of Nevada, Inc., Zenith Insurance Management Services, Inc. and 1390 Main Street, LLC (the "Existing Subsidiaries").

        WHEREAS, Zenith National is the common parent of an affiliated group of corporations, as defined in section 1504 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Existing Subsidiaries are members;

        WHEREAS, Zenith National, on behalf of its affiliated group, has filed for previous taxable years consolidated federal income tax returns in accordance with section 1501 of the Code and is required to file consolidated federal income tax returns for subsequent taxable years;

        WHEREAS, Zenith National and the Existing Subsidiaries had entered into an Amended and Restated Tax Sharing Agreement as of January 1, 1991, which has been subsequently amended from time to time (as so amended, the "Existing Agreement"), and which provides for the allocation of the consolidated federal income tax among the parties and certain related matters;

        WHEREAS, Zenith National, on behalf of its affiliated group or any sub-group of the affiliated group has filed, or may elect to file in the future, combined or consolidated State Income Tax Returns (as hereinafter defined) with those states that require or allow such combined or consolidated returns;

        WHEREAS, the parties now wish to provide for the allocation among them of consolidated or combined state income tax liability and certain related matters; and

        WHEREAS, Zenith National and the Existing Subsidiaries now desire to amend and restate the Existing Agreement to consolidate the documents that constitute the Existing Agreement into a single document and also to provide for the allocation among them of consolidated or combined state income tax liability.

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained herein, the parties agree that the Existing Agreement is hereby amended and restated in its entirety, as follows:

1.
DEFINITIONS.

          For purposes of this Agreement, the terms set forth below shall be defined as follows:

    (a)
    "Federal Tax Group" shall mean Parent (as hereinafter defined), the Existing Subsidiaries, and all other corporations (whether now existing or hereafter formed or acquired) that are required to join with Parent in filing a consolidated federal income tax return.

    (b)
    "Federal Tax Group Liability" shall mean the consolidated federal income tax liability of the Federal Tax Group reported on the Federal Tax Group's consolidated federal income tax return filed for the taxable year.

    (c)
    "Hypothetical Basis." Whenever, in this Agreement, a computation is to be made on a Hypothetical Basis, it shall be made on a pro forma basis, as if the Subsidiary filed a separate federal income tax return or State Income Tax Return, as applicable, for each taxable period, based upon any assumptions stated in the respective provision.

    (d)
    "Member" shall mean any entity that is included in the Federal Tax Group or a State Tax Group, as applicable, or any successor to such entity.

    (e)
    "Parent" shall mean (i) Zenith National, (ii) any successor common parent corporation described in Treas. Reg. §1.1502-75 (d)(2)(i) or (ii), or (iii) any corporation as to which Parent (or successor corporation described in clause (ii) hereof) is the "predecessor" within the meaning of Treas. Reg. §1.1502-1(f)(1), if such corporation acquires Zenith National (or a successor corporation described in clause (ii) hereof) in a "reverse acquisition" within the meaning of Treas. Reg. §1.1502-75(d)(3).

    (f)
    "Separate Federal Tax Benefit" of a Subsidiary shall mean the amount by which the Federal Tax Group Liability was reduced as a result of a tax credit or of a Separate Federal Taxable Loss or the carryforward or carryback of a Separate Federal Taxable Loss attributable to such Subsidiary. The amount of reduction of the Federal Tax Group Liability on the Federal Tax Group's consolidated return attributable to a Subsidiary shall be computed by calculating the difference between (i) the Federal Tax Group Liability and (ii) the hypothetical Federal Tax Group Liability computed by excluding the items of income, deduction, loss and credit attributable to the Subsidiary in question. The ordering and allocation of the use of credits, net operating losses and capital losses of Subsidiaries will be determined under the Code, the regulations thereunder and generally accepted procedures of tax accounting. Notwithstanding the foregoing, the computation provided in clause (ii) above will be made based only on the items included for purposes of making the computation provided in clause (i) above; no additional losses or credits of other Subsidiaries are to be considered in making the computation provided in clause (ii).

    (g)
    "Separate Federal Tax Liability" of a Subsidiary shall mean an amount equal to any tax computed as a flat tax at the highest marginal rate, without exemptions, under each respective tax provision (including, without limitation, that imposed under Sections 11, 55 and 1201 (a) of the Code) with respect to the Separate Federal Taxable Income of such Subsidiary, reduced by current credits, if any, against tax, allowable in respect of such Separate Federal Taxable Income, without giving effect to any otherwise allowable carryover or carryback of a Separate Federal Taxable Loss or credits (other than SRLY losses or credits) from any other taxable year of such Subsidiary, all as computed on a Hypothetical Basis.

    (h)
    "Separate Federal Taxable Income" of a Subsidiary shall mean the amount of taxable income of the Subsidiary for any period for which the Subsidiary has positive taxable income (including, but not limited to, alternative minimum taxable income), computed on a Hypothetical Basis pursuant to the method of federal income tax accounting employed by each such Subsidiary.

    (i)
    "Separate Federal Taxable Loss" of the Subsidiary shall mean the amount of any net operating loss or net capital loss of the Subsidiary for any period pursuant to section 172 and section 1211 of the Code, respectively, computed using the principles applicable to a determination of Separate Federal Taxable Income.

    (j)
    "Separate State Tax Benefit" of a Subsidiary shall mean the amount by which the State Tax Group Liability was reduced as a result of a tax credit or of a Separate State Taxable Loss or the carryforward or carryback of a Separate State Taxable Loss attributable to such Subsidiary. The amount of reduction of the State Tax Group Liability on the State Tax Group's consolidated return attributable to a Subsidiary shall be computed by calculating the difference between (i) the State Tax Group Liability and (ii) the hypothetical State Tax Group Liability computed by excluding the items of income, deduction, loss and credit attributable to the Subsidiary in question. The ordering and allocation of the use of credits, net operating losses and capital losses of Subsidiaries will be determined under applicable state law and generally accepted procedures of tax accounting. Notwithstanding the foregoing, the computation provided in clause (ii) above will be made based only on the items included for purposes of making the computation provided in clause (i) above; no additional losses or credits of other Subsidiaries are to be considered in making the computation provided in clause (ii).

    (k)
    "Separate State Tax Liability" of a Subsidiary shall mean an amount equal to any tax computed as a flat tax at the highest marginal rate, without exemptions, under each respective tax provision with respect to the Separate State Taxable Income of such Subsidiary, reduced by current credits, if any, against tax, allowable in respect of such Separate State Taxable Income, without giving effect to any otherwise allowable carryover or carryback of a Separate State Taxable Loss or credits (other than SRLY losses or credits) from any other taxable year of such Subsidiary, all as computed on a Hypothetical Basis.

    (l)
    "Separate State Taxable Income" of a Subsidiary shall mean the amount of taxable income of the Subsidiary for any period for which the Subsidiary has positive taxable income (including, but not limited to, alternative minimum taxable income), computed on a Hypothetical Basis pursuant to the method of applicable income tax accounting employed by each such Subsidiary.

    (m)
    "Separate State Taxable Loss" of a Subsidiary shall mean the amount of any net operating loss or net capital loss of the Subsidiary for any period pursuant to applicable state tax provisions, computed using the principles applicable to a determination of Separate State Taxable Income.

    (n)
    "State Income Tax Return" shall mean any income tax, franchise tax or excise tax return based on the net income of the taxpayer.

    (o)
    "State Tax Group" shall mean, as applicable, the Federal Tax Group or any other combination of Parent and one or more Subsidiary that join in filing a combined or consolidated state return for any state.

    (p)
    "State Tax Group Liability" shall mean the consolidated state income tax liability of the State Tax Group reported on a State Tax Group's consolidated State Income Tax Return filed for the taxable year.

    (q)
    "Subsidiary" shall mean a corporation or a limited liability company, other than Parent, and which is a Member of the Federal Tax Group or the State Tax Group, as applicable.

2.
FILING OF CONSOLIDATED RETURNS.

  (a)
  Parent shall, on a timely basis, file or cause to be filed, consolidated federal income tax returns and estimated tax returns for the Federal Tax Group for each taxable year during the term of this Agreement and shall pay in full any tax shown as due thereon. Each Member shall execute and file such consents, elections, and other documentation as may be required or appropriate for the proper filing of such returns. Each Member shall also maintain such books and records and provide such information as Parent may request in connection with the matters contemplated by this Agreement. The cost of preparing such tax returns and estimated tax returns shall be borne by each Member in the manner set forth in the Cost Allocation Agreement, dated December 31, 1990, as may be amended from time to time, entered into by certain parties that are Members of the Federal Tax Group.

    (b)
    Parent shall have the right, in its sole discretion, to (i) make any elections which are employed in the filing of such returns, including any elections denominated as such in the Code and choice of methods of accounting and depreciation; (ii) determine the manner in which such returns shall be prepared and filed, including without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported; (iii) contest, compromise or settle any adjustment or deficiency proposed or asserted as a result of any audit of any such returns; (iv) file, prosecute, compromise or settle any claim for refund; and (v) determine whether any refunds to which the Federal Tax Group may be entitled shall be paid by way of refund or credit against the federal income tax liability of the Federal Tax Group.

    (c)
    Parent shall have the right, in its sole discretion, to elect to file combined or consolidated State Income Tax Returns with states that allow or require such combined or consolidated State Income Tax Returns for a State Tax Group(s). In such event, Parent shall pay in full any tax shown as due on such returns or estimates. Each Member shall execute and file such consents, elections, and other documentation as may be required or appropriate for the proper filing of such returns. Each Member shall also maintain such books and records and provide such information as Parent may request in connection with the matters contemplated by this Agreement. Parent shall have the right, in its sole discretion, to (i) make any elections which are employed in the filing of such returns, including any elections denominated as such in applicable provisions and choice of methods of accounting and depreciation; (ii) determine the manner in which such returns shall be prepared and filed, including without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported; (iii) contest, compromise or settle any adjustment or deficiency proposed or asserted as a result of any audit of any such returns; (iv) file, prosecute, compromise or settle any claim for refund; and (v) determine whether any refunds to which the State Tax Group may be entitled shall be paid by way of refund or credit against the state income tax liability of the State Tax Group. The cost of preparing such tax returns and estimated tax returns shall be borne by each Member in the manner set forth in the Cost Allocation Agreement, dated December 31, 1990, as may be amended from time to time, entered into by certain parties that are Members of the State Tax Group.

3A.
FEDERAL TAX GROUP PAYMENTS.

          For each taxable year of the Federal Tax Group with respect to which a consolidated federal income tax return is filed, the Members of the Federal Tax Group shall make payments to Parent in the following manner:

    (a)
    Each Member shall pay to Parent the amount of such Member's Separate Federal Tax Liability no earlier than ten (10) days prior to the filing date of the Federal Tax Group's consolidated federal income tax return (taking into account of any extensions thereof) and no later than thirty (30) days after such filing date.

    (b)
    At the option of Parent, each Member shall pay to Parent, no earlier than ten (10) days before the date the Federal Tax Group makes a consolidated estimated federal tax payment (including any payment due at the time any extension of time for filing the consolidated federal tax return is obtained), an amount, as determined by Parent in a manner consistent with paragraph l (g), equal to the portion of such Member's Separate Federal Tax Liability that would be due were such Member to file a separate federal income tax return for the taxable year. Any payments made by a Member to Parent under this subparagraph (b) with respect to a taxable year shall be applied to reduce the amount, if any, owing by the Member under subparagraph (a) of this paragraph 3A with respect to such year. Any excess of such payments over the amount determined under subparagraph (a) of this paragraph 3A for such year shall be repaid by Parent to the Member no later than thirty (30) days after the date on which the excess is calculated or, to the extent that such excess represents all or part of a tax refund claimed by the Federal Tax Group, no later than thirty (30) days after the receipt of such refund.

    (c)
    For taxable years of the Federal Tax Group beginning on or after the date of this Agreement, Parent shall pay to each Subsidiary, by the date upon which the Federal Tax Group's consolidated federal income tax return is filed, an amount equal to the Separate Federal Tax Benefit, if any, of the Subsidiary. No compensation shall be paid by any Subsidiary to another Subsidiary for tax savings resulting from the effective utilization by the first Subsidiary of (i) any net operating loss, capital loss, investment tax credit, foreign tax credit, or other tax credit, or (ii) a carryover of such loss or credit, of such Subsidiary.

3B.
STATE TAX GROUP PAYMENTS.

          For each taxable year of a State Tax Group with respect to which a consolidated or combined State Income Tax Return is filed, the Members of the respective State Tax Group shall make payments to Parent in the following manner, on a state by state basis:

    (a)
    Each Member shall pay to Parent the amount of such Member's Separate State Tax Liability no earlier than ten (10) days prior to the filing date of the State Tax Group's consolidated State Income Tax Return (taking account of any extensions thereof) and no later than thirty (30) days after such filing date.

    (b)
    At the option of Parent, each Member shall pay to Parent, no earlier than ten (10) before the date the State Tax Group makes a consolidated estimated state tax payment (including any payment due at the time any extension of time for the filing of a consolidated State Income Tax Return), an amount, as determined by Parent in a manner consistent with paragraph 1(k), equal to the portion of such Member's Separate State Tax Liability that would be due were such Member to file a separate State Income Tax Return for the taxable year. Any payments made by a Member to Parent under this subparagraph (b) with respect to a taxable year shall be applied to reduce the amount, if any, owing by the Member under subparagraph (a) of this paragraph 3B with respect to such year. Any excess of such payments over the amount determined under subparagraph (a) of this paragraph 3B for such year shall be repaid by Parent to the Member no later than thirty (30) days after the date on which such excess is calculated or, to the extent that such excess represents all or part of a tax refund claimed by the State Tax Group, no later than thirty (30) days after the receipt of such refund.

    (c)
    For taxable years of the State Tax Group beginning on or after the date of this Agreement, Parent shall pay to each Subsidiary, by the date upon which the Group's consolidated State Income Tax Return is filed, an amount equal to the Separate State Tax Benefit, if any, of the Subsidiary. No compensation shall be paid by any Subsidiary to another Subsidiary for tax savings resulting from the effective utilization by the first Subsidiary of (i) any net operating loss, capital loss, investment tax credit, foreign tax credit, or other tax credit, or (ii) a carryover of such loss or credit, of such Subsidiary.

4A.
CHANGES IN FEDERAL TAX LIABILITY.

  (a)
  If with respect to any taxable year (i) the Federal Tax Group files an amended consolidated federal income tax return reporting a consolidated federal income tax liability different from the Federal Tax Group Liability, (ii) the Federal Tax Group Liability or any Member's tax liability is adjusted and such adjustment is part of a final "determination" as that term is defined in section 1313 (a) of the Code, or (iii) the

      Federal Tax Group is assessed and pays federal income taxes in excess of the Federal Tax Group Liability by reason of any of the events specified in section 6213 (b) or (d) of the Code, then the amounts of the payments required under paragraph 3A shall be recomputed, subject to the limitations of subparagraph (c) of this paragraph 4A, to give effect to such amended return, adjustment or assessment, as the case may be. Each Member shall then pay to Parent, or Parent shall then pay to each Member, as the case may be, any difference between the amounts determined by such recomputation and the amounts previously paid. Such payments shall be made as follows: (i) where an additional payment of tax by the Federal Tax Group is due as a result of such amended return, adjustment or assessment, no earlier than ten (10) days prior to the date on which such additional tax payment is due and no later than thirty (30) days after such payment is due; or (ii) where the Federal Tax Group receives a refund arising from such amended return or adjustment, no later than thirty (30) days after the receipt of such refund.

    (b)
    If with respect to any taxable year the Federal Tax Group files an amended consolidated federal income tax return reporting a consolidated federal income tax liability identical to the Federal Tax Group Liability, then the amounts of the payments required under paragraph 3A, subject to the limitations of subparagraph (c) of this paragraph 4A, shall be recomputed to give effect to such amended return. No later than thirty (30) days after the filing of such amended return, each Member shall pay to Parent, or Parent shall pay to each Member, as the case may be, any difference between the amounts determined by such recomputation and the amounts previously paid.

    (c)
    The parties recognize that a recomputation under subparagraphs (a) or (b) of this paragraph 4A of the amounts of the payments required under paragraph 3A for any taxable year will not necessarily be the final determination of the amounts of such payments for such year, and the amounts of such payments may be recomputed more than once.

    (d)
    In the event that a change in the tax liability of the Federal Tax Group arising from an amended return, adjustment or assessment described in subparagraph (a) of this paragraph 4A results or will result in the receipt or payment of interest, or the payment or recovery of penalties in excess of the aggregate interest or penalties included in determining the aggregate Separate Federal Tax Liability of all of the Members, such interest or penalties shall be allocated to each Member as follows: The total amount of such excess interest or penalty shall be multiplied by a fraction, the denominator of which is the amount of the change in the Federal Tax Group Liability on which the interest or penalty is computed, and the numerator of which is the amount of the change in the Member's allocated tax liability, in both cases with respect to the most recent prior computation of the Federal Tax Group Liability and the Member's Separate Federal Tax Liability. Each Member shall pay to Parent, or Parent shall pay to each Member, as the case may be, the excess interest or penalties allocated to each Member pursuant to this subparagraph 4A (d) at the same time the amounts payable pursuant to subparagraph (a) of this paragraph 4A become payable.

    (e)
    Except as provided in paragraph 6, payments made pursuant to subparagraphs (a), (b), (c) or (d) of this paragraph 4A shall not themselves bear interest.

4B.
CHANGES IN STATE TAX LIABILITY

  (a)
  If with respect to any taxable year (i) a State Tax Group files an amended consolidated State Income Tax Return reporting a consolidated state income tax liability different from the State Tax Group Liability, (ii) the State Tax Group Liability or any Member's tax liability is adjusted and such adjustment is part of a final "determination" as defined in the applicable state provisions, or (iii) the State Tax Group is assessed and pays state income taxes in excess of the State Tax Group Liability, then the amounts of the payments required under paragraph 3B shall be recomputed, subject to the limitations of subparagraph (c) of this paragraph 4B, to give effect to such amended return, adjustment or assessment, as the case may be. Each Member shall then pay to Parent, or Parent shall then pay to each Member, as the case may be, any difference between the amounts determined by such recomputation and the amounts previously paid. Such payments shall be made as follows: (i) where an additional payment of tax by the State Tax Group is due as a result of such amended return, adjustment or assessment, no earlier than ten (10) days prior to the date on which such additional tax payment is due and no later than thirty (30) days after such payment is due; (ii) where the State Tax Group receives a refund arising from such amended return or adjustment, no later than thirty (30) days after the receipt of such refund.

    (b)
    If with respect to any taxable year the State Tax Group files an amended consolidated State Income Tax Return reporting a consolidated state income tax liability identical to the State Tax Group Liability, then the amounts of the payments required under paragraph 3B, subject to the limitations of subparagraph (c) of this paragraph 4B, shall be recomputed to give effect to such amended return. No later than thirty (30) days after the filing of such amended return, each Member shall pay to Parent, or Parent shall pay to each Member, as the case may be, any difference between the amounts determined by such recomputation and the amounts previously paid.

    (c)
    The parties recognize that a recomputation under subparagraphs (a) or (b) of this paragraph 4B of the amounts of the payments required under paragraph 3B for any taxable year will not necessarily be the final determination of the amounts of such payments for such year, and the amounts of such payments may be recomputed more than once.

    (d)
    In the event that a change in the tax liability of a State Tax Group arising from an amended return, adjustment or assessment described in subparagraph (a) of this paragraph 4B results or will result in the receipt or payment of interest, or the payment or recovery of penalties in excess of the aggregate interest or penalties included in determining the aggregate Separate State Tax Liability of all of the Members, such interest or penalties shall be allocated to each Member as follows: The total amount of such excess interest or penalty shall be multiplied by a fraction, the denominator of which is the amount of the change in the State Tax Group Liability on which the interest or penalty is computed, and the numerator of which is the amount of the change in the Member's allocated tax liability, in both cases with respect to the most recent prior computation of the State Tax Group Liability and the Member's Separate State Tax Liability. Each Member shall pay to Parent, or Parent shall pay to each Member, as the case may be, the excess interest or penalties allocated to each Member pursuant to this subparagraph 4B (d) at the same time the amounts payable pursuant to subparagraph (a) of this paragraph 4B become payable.

    (e)
    Except as provided in paragraph 6, payments made pursuant to subparagraphs (a), (b), (c) or (d) of this paragraph 4B shall not themselves bear interest.

5.
INDEMNIFICATION.

  (a)
  Each Subsidiary agrees to indemnify and hold harmless Parent with respect to any liability for federal or state income taxes, including any interest thereon, any additions to such taxes and assessable penalties imposed with respect thereto (collectively "Taxes") to the extent that Parent's liability for such Taxes is attributable to the failure of such Subsidiary to make the payments required of it pursuant to paragraphs 3A, 3B, 4A and 4B of the Agreement or to the failure of such Subsidiary to comply with subparagraphs (a) and (c) of paragraph 2 of this Agreement.

    (b)
    Parent agrees to indemnify and hold harmless each Subsidiary with respect to (i) any liability for Taxes attributable to any taxable period for which such Subsidiary has paid Parent its Separate Federal Tax Liability or Separate State Tax Liability, as applicable and if any, in accordance with this Agreement (including any recomputations in accordance with paragraphs 4A and 4B hereof) and (ii) any liability for Taxes of the Federal Tax Group or a State Tax Group for a taxable period where such liability arises solely by reason of any Subsidiary being severally liable for any Taxes of the respective group pursuant to Treas. Reg. §1.1502-6 or applicable state provisions.

    (c)
    Payment pursuant to the indemnity provided in this paragraph 5 shall be made within ten (10) days of notice that a payment requiring indemnification under this paragraph 5 has been made by Parent or a Subsidiary.

6.
DEFAULT INTEREST.

          Where any payment required by this Agreement to be made from one party to another is not made within the time provided, the amount not timely paid shall bear interest at the rate established pursuant to section 6621 (a) (2) of the Code.

7.
TERMINATION OF AFFILIATION.

  (a)
  In the event that a Member other than Parent ceases to be included in the Federal Tax Group or a State Tax Group, but continues to be a corporation subject to federal income tax or state income tax, respectively (a "Former Member"), this Agreement shall, except as provided in this paragraph 7, terminate with respect to such Member.

  (b)
  Parent and the Former Member shall consult and furnish each other with information concerning the status of any tax audit or tax refund claim relating to a taxable year in which the Former Member was a Member and a consolidated federal income tax return or State Income Tax Return was filed. Parent shall have the right to make the final determination as to the response of the Federal Tax Group or State Tax Group, as applicable, to any audit and shall have the sole right to control, at its own expense, any contest of any change proposed and any proposed disallowance of a refund claim by the Internal Revenue Service or a state taxing agency through the Appeals Office of the Internal Revenue Service or the applicable state office and the courts in connection with any taxable year for which this Agreement is in effect.

  (c)
  The Former Member shall reimburse Parent to the extent that the Former Member received a payment under this Agreement on account of (or payments made by it under this Agreement were reduced by) any loss or credit that remained an attribute of the Former Member (i.e., the loss or credit was not absorbed by the Federal Tax Group or State Tax Group in calculating the Federal Tax Group Liability or State Tax Group Liability, respectively).

  (d)
  Payments which would have been required under paragraphs 3A, 3B, 4A and 4B of this Agreement to or by a Former Member, were the Former Member still a Member, with respect to taxable years as to which the Former Member was a Member, shall be so made in accordance with principles analogous to those set forth in such paragraphs and at the times set forth therein; provided, however, that no such payments shall be made on account of any loss or credit realized by a Former Member that may be carried back to a taxable year in which the Former Member was a Member.

8.
RESOLUTION OF DISPUTES.

  (a)
  Any dispute of ambiguity concerning the amount of any payment provided for under this Agreement shall be resolved by Parent in a manner consistent with the principles and procedures set forth in this Agreement. The judgment of Parent shall be conclusive and binding upon each of the parties to this Agreement.

  (b)
  Parent may from time to time establish any other special rules that Parent in its sole discretion deems necessary or appropriate to carry out the purposes of this Agreement.

9.
NEW SUBSIDIARIES.

          Any corporation formed or acquired by Parent or a Member, directly or indirectly, which becomes a Member shall become a party to this Agreement and shall be required to sign a consent in the form of Exhibit A, attached hereto, when it becomes a Member. The direct parent of such new Member hereby agrees to require such new Member to sign such consent. Upon the signing of such consent, the parties to this Agreement hereby agree to be bound with respect to such new Member in the same manner as they are bound with respect to any other Member.

10.
EFFECTIVE DATE.

          The Agreement shall be effective on the date first above written and shall remain in effect for each taxable year thereafter in which a Member is included in a consolidated federal income tax return or State Income Tax Return filed by Parent.

11.
MISCELLANEOUS PROVISIONS.

  (a)
  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior written, oral or implied understandings, representations and agreements among the parties with respect thereto. No alteration, amendment, or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party.

  (b)
  This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and assigns, and each Member not a party hereto, to the extent it is not contrary to the laws of any jurisdiction which governs any of the affected parties.

  (c)
  This Agreement is not intended to benefit any person other than the parties hereto, each of their respective successors and assigns, and Members not a party hereto. No person not (i) a party, (ii) a party's successor or assign or (iii) a Member shall be a third party beneficiary hereof.

  (d)
  This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of California (regardless of the laws that might be applicable under principles of conflicts of laws).

  (e)
  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  (f)
  The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

  (g)
  Any notice or other communication required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered United States mail, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the others):

        If to Parent:

        Zenith National Insurance Corp.
        21255 Califa Street
        Woodland Hills, CA 91367
        Attn: Tax Director

        If to any Subsidiary:

        c/o Zenith National Insurance Corp.
        21255 Califa Street
        Woodland Hills, CA 91367
        Attn: Tax Director

      Any such notice or communication shall be effective and be deemed to have been given as of the dates delivered or mailed, as the case may be; provided that any notice or communication changing any of the addresses set forth above shall be effective and deemed to have been given only upon its receipt.

    (h)
    Where the context so requires, the word "person" shall include a corporation, firm, partnership or other form of association or entity.

        (Signature on following page)

        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

ZENITH NATIONAL INSURANCE CORP.
By:	/s/ STANLEY R. ZAX Chairman and President
ZENITH INSURANCE COMPANY
By:	s/s KARI L. VAN GUNDY Senior Vice President & Chief Financial Officer
ZNAT INSURANCE COMPANY
By:	s/s KARI L. VAN GUNDY Senior Vice President & Treasurer
ZENITH DEVELOPMENT CORP.
By:	s/s KARI L. VAN GUNDY President & Chief Financial Officer
ZENITH OF NEVADA, INC.
By:	s/s KARI L. VAN GUNDY President & Chief Financial Officer
ZENITH INSURANCE MANAGEMENT SERVICES, INC.
By:	s/s KARI L. VAN GUNDY Vice President & Treasurer
1390 MAIN STREET, LLC
By:	Zenith Insurance Company, its Member and Manager
By:	s/s KARI L. VAN GUNDY

EXHIBIT A

CONSENT OF NEW SUBSIDIARY

        The undersigned hereby agrees, subject to the agreement or approval of the appropriate regulatory authorities (as required by law), to be bound as a Subsidiary by the attached Amended and Restated Tax Sharing Agreement (as of December 19, 2006) (the "Agreement"). By signing this Consent, the undersigned will have all rights and obligations of a Subsidiary under the Agreement as of the date the undersigned became a Member (as defined in the Agreement).

By:

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EXHIBIT A CONSENT OF NEW SUBSIDIARY